EXHIBIT 5



                                FOLEY & LARDNER

                                Attorneys at Law

CHICAGO                 100 NORTH TAMPA STREET, SUITE 2700            SACRAMENTO
DENVER                       TAMPA, FLORIDA 33602-5804                 SAN DIEGO
JACKSONVILLE                 TELEPHONE: (813) 229-2300             SAN FRANCISCO
LOS ANGELES                  FACSIMILE: (813) 221-4210               TALLAHASSEE
MADISON                                                                    TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                              WRITER'S DIRECT LINE
                                  813-225-4126

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
mtraber@foleylaw.com                                                 047042/0280

                                November 13, 2001


Sykes Enterprises, Incorporated
100 North Tampa Street, Suite 3900
Tampa, Florida 33602

         Re: Registration Statement on Form S-8 Relating to Sykes Enterprises, Incorporated 2001 Equity Incentive Plan and 2000 Stock Option Plan

Ladies & Gentlemen:

                  We have acted as counsel for Sykes Enterprises, Incorporated, a Florida corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 8,095,350 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which may be issued or acquired pursuant to the Sykes Enterprises, Incorporated 2001 Equity Incentive Plan and/or 2000 Stock Option Plan. This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K. The 8,095,350 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

                  We have examined and are familiar with the Articles of Incorporation of the Company, as amended, filed with the Secretary of State of the State of Florida, Bylaws of the Company, as amended, proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this option letter.

                  Based on the foregoing, it is our opinion that the 8,095,350 shares of common stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.




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November 13, 2001
Page 2



                  We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

                  This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

                                       FOLEY & LARDNER



                                       BY: /S/
                                           -------------------------------------
                                              MARTIN A. TRABER